UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 25, 2008

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Form of Amendment to Restricted Stock Award Agreement

As described in the Current Report on Form 8-K filed on November 13, 2007, on November 7, 2007, Toreador Resources Corporation (“Toreador”) authorized the amendment of all currently outstanding restricted stock awards to provide for vesting upon a “Change in Control.” as defined in the 2005 Long-Term Incentive Plan. Attached hereto as Exhibit 10.1 is the Form of Amendment to Restricted Stock Award Agreement for Employees of Toreador providing for the acceleration of vesting of restricted stock upon a “Change in Control” as defined in the 2005 Long-Term Incentive Plan.

Form of Restricted Stock Award Agreement

As described in the Current Report on Form 8-K filed on November 13, 2007, on November 7, 2007, Toreador authorized a new form of restricted stock agreement providing for immediate vesting of restricted stock upon the occurrence of a “Change in Control.” Attached hereto as Exhibit 10.2 is the Form of Restricted Stock Award Agreement for Employees of Toreador to be used in connection with grants of restricted stock pursuant to the 2005 Long-Term Incentive Plan. The names of individual participants, the number of shares of restricted stock granted to any individual, the date of individual grant and the vesting requirements, if any, for each individual grant will be determined at the time of each grant in accordance with the terms of the 2005 Long-Term Incentive Plan.

Until shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares. However, beginning on the date of grant of restricted stock, the participant is permitted to vote such shares of restricted stock.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Amendment to Restricted Stock Award Agreement for Employees

10.2	Form of Restricted Stock Award Agreement for Employees

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	January 25, 2008
		By:	/s/ Nigel J. Lovett

Nigel J. Lovett, President and

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Restricted Stock Award Agreement for Employees
10.2	Form of Restricted Stock Award Agreement for Employees